Exhibit (k)(3)(i)

Execution

Amendment

To

Fund Accounting Services Agreement

This Amendment (this “Amendment”), dated as of the last date set forth below, amends the Fund Accounting Services Agreement, dated as of June 6, 2024 (the “Agreement”), and is entered into by and between The Bank of New York Mellon (the “Fund Accounting Agent”) and each Fund identified on Exhibit A to this Amendment on behalf of each of its Portfolios identified on Exhibit A, effective as of May 7, 2026. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

Background

The Fund Accounting Agent and certain of the Funds on behalf of certain of the Portfolios previously entered into the Agreement. The parties desire to further amend the Agreement as set forth herein.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.	Modifications to Exhibit A of the Agreement. The Agreement shall be amended by deleting Exhibit A in its entirety and replacing it with the Exhibit A attached to this Amendment.

2.

Adoption of Agreement by New Funds and New Portfolios. Each Fund and each Portfolio of a Fund that has been added to Exhibit A by virtue of this Amendment, if any, acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Agreement as amended by this Amendment as of the Effective Date, or if the Fund Accounting Agent commenced providing services to the Fund or Portfolio, respectively, prior to the Effective Date, as of the date the Fund Accounting Agent first provided services to such Fund or Portfolio, respectively, (ii) it is bound by all terms and conditions of the Agreement as of such date, and (iii) the duly authorized officer of the Fund or Portfolio identified on the signature page annexed hereto has full power and authority to enter into this Amendment on behalf of such Fund or Portfolio.

3.	Remainder of Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

4.	Governing Law. The governing law of the Agreement shall be the governing law of this Amendment.

5.

Entire Agreement. This Amendment constitutes a complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Agreement with respect to such subject matter.

6.

Facsimile Signatures; Counterparts. This Amendment may be executed in one or more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the date set forth below.

EACH MANAGEMENT INVESTMENT COMPANY IDENTIFIED ON EXHIBIT A HERETO

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	Director/Trustee, President and CEO
Date:	May 7, 2026

THE BANK OF NEW YORK MELLON

By:	/s/ Allison M. Gardner
Name:	Allison M. Gardner
Title:	Senior Vice President
Date:	May 7, 2026

EXHIBIT A

(Dated: May 7, 2026)

This Exhibit A, amended and restated effective as of May 7, 2026, is Exhibit A to the Agreement, as amended through the Effective Date.

Funds/Portfolios	Custodian	Manager/Investment Advisor
FRANKLIN LEXINGTON PRIVATE MARKETS FUND	BNY	FRANKLIN TEMPLETON FUND ADVISER, LLC

FRANKLIN LEXINGTON VENTURE AND GROWTH FUND	BNY	FRANKLIN TEMPLETON FUND ADVISER, LLC

FLEX-I CARRY (DE) L.P.	BNY	FRANKLIN ADVISERS, INC.

FLEX-I LIQUIDITY VEHICLE LLC	BNY	FRANKLIN ADVISERS, INC.

FLEX-I SUB-AGGREGATOR (DE) L.P	BNY	LEXINGTON ADVISORS LLC

FLEX-I SUB-AGGREGATOR HOLDINGS LLC	BNY	LEXINGTON ADVISORS LLC

FLEX DELAWARE LLC	BNY	FRANKLIN TEMPLETON FUND ADVISER, LLC

FLEX CAYMAN LP	BNY	FRANKLIN TEMPLETON FUND ADVISER, LLC

FLEX SPLITTER LP	BNY	FRANKLIN TEMPLETON FUND ADVISER, LLC

FLEX INTERMEDIARY LLC	BNY	FRANKLIN TEMPLETON FUND ADVISER, LLC

FLEX SUBSIDIARY LLC	BNY	FRANKLIN TEMPLETON FUND ADVISER, LLC

*	Added to Exhibit as of the Effective Date

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